Exhibit 10.18
THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
     THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 30th day of March, 2006, by and among SILICON VALLEY BANK (“Bank”) and ODIMO INCORPORATED, a Delaware corporation (“Company”), ASHFORD.COM, INC., a Delaware corporation, and D.I.A. MARKETING, INC., a Florida corporation (together with the Company, individually and collectively “Borrower”), each of whose address is 14051 NW 14th St., Bay No. 6, Sunrise, Florida 33323.
Recitals
     A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 31, 2004, as amended by that certain First Loan Modification Agreement by and between Bank and Borrower dated as of November 13, 2004, and as further amended by that certain Second Loan Modification Agreement by and between Bank and Borrower dated as of January 1, 2005 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. Borrower has failed to comply with the covenant set forth in Section 6.2(a)(iii) of the Loan Agreement for the fiscal year 2005, which failure, if not cured or waived by Bank, would constitute an Event of Default.
     D. Borrower has requested that Bank waive compliance with such covenant and Bank has agreed to so waive such covenant, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
     2. Waiver of Potential Default. Borrower hereby acknowledges and agrees that it will not be able to deliver an unqualified opinion on its financial statements from an independent certified public accounting firm, as required by Section 6.2(a)(iii) of the Loan Agreement for the fiscal year 2005 (the “Potential Default”). Borrower further acknowledges and agrees that unless the foregoing Potential Default is waived by Bank, such Potential Default would constitute an Event of Default under the Loan Documents. Bank hereby waives the Potential Default, and agrees to accept a qualified opinion on Borrower’s annual financial statements for fiscal year 2005, consistent with Exhibit A attached hereto. Bank’s agreement to waive the Potential

Default shall in no way obligate Bank to make any modifications to the Loan Agreement or to waive Borrower’s compliance with any other terms of the Loan Documents, and shall not limit or impair Bank’s right to demand strict performance of all other terms and covenants as of any date.
     3. Limitation of Amendments.
          3.1 The amendment set forth herein, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
          3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
     4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
          4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
          4.3 The organizational documents of Borrower delivered to Bank on July 31, 2005 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
          4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
          4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

          4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
          4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of an amendment fee in an amount equal to One Thousand Dollars ($1,000), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.
[Signature page follows.]

     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER	BANK

ODIMO INCORPORATED	SILICON VALLEY BANK
By: /s/ Alan Lipton Name: Alan Lipton Title: President	By: /s/ Thomas Armstrong Name: Thomas Armstrong Title: Vice President
ASHFORD.COM, INC
By: /s/ Alan Lipton Name: Alan Lipton Title: President
D.I.A. MARKETING, INC
By: /s/ Alan Lipton Name: Alan Lipton Title: President

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